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                                                                      EXHIBIT 12

                  NEXTEL COMMUNICATIONS INC. AND SUBSIDIARIES
          STATEMENT REGARDING COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


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
                                                          NINE MONTHS                                          NINE MONTHS
                                  FISCAL YEAR ENDED          ENDED             YEAR ENDED                         ENDED
                                      MARCH 31,          DECEMBER 31,         DECEMBER 31,                     SEPTEMBER 30,
                                  1993          1994         1994          1995           1996            1996             1997
                                  ----          ----         ----          ----           ----            ----             ----
Income from continuing
operations
  before income tax benefit,
  equity in unconsolidated      $(10,642)     $(78,341)    $(197,194)    $(531,767)     $(852,041)      $(614,573)      $(907,983)
  subsidiaries, and minority
  interests

Add:

  Interest Expense                   396        11,790        69,491       115,034        227,495         165,524         279,901

  Rental Expense                   1,079         2,456        11,100        17,670         25,350          19,013          24,885
                                --------      --------     ---------     ---------      ---------       ---------       ---------

Earnings                        $ (9,167)     $(64,095)    $(116,603)    $(399,063)     $(599,196)      $(430,036)      $(603,197)
                                ========      ========     =========     =========      =========       =========       =========

Fixed Charges:

  Interest Expense              $    396      $ 11,790     $  69,491     $ 115,034      $ 227,495       $ 165,524       $ 279,901

  Rental Expense                   1,079         2,456        11,100        17,670         25,350          19,013          24,885

  Capitalized Interest             2,200         7,800        21,300        31,000         32,900          22,784          35,725
                                --------      --------     ---------     ---------      ---------       ---------       ---------

Fixed Charges                   $  3,675      $ 22,046     $ 101,891     $ 163,704      $ 285,745       $ 207,321       $ 340,511
                                ========      ========     =========     =========      =========       =========       =========

Deficiency of earnings to       $ 12,842      $ 86,141     $ 218,494     $ 562,767      $ 884,941       $ 637,357       $ 943,708
fixed charges
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